QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on November 19, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE HOME DEPOT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5211 (Primary Standard Industrial Classification Code Number)	95-3261426 (I.R.S. Employer Identification No.)

2455 Paces Ferry Road N.W.
Atlanta, Georgia 30339-4024
(770) 433-8211
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Frank L. Fernandez
Executive Vice President, Secretary and General Counsel
2455 Paces Ferry Road N.W.
Atlanta, Georgia 30339-4024
(770) 433-8211
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John J. Kelley III
King & Spalding LLP
191 Peachtree Street
Atlanta, Georgia 30303-1763
(404) 572-4600

        Approximate date of commencement of proposed exchange offer: As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

3.75% Senior Notes due September 15, 2009	$1,000,000,000	100%	$1,000,000,000	$126,700(2)

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2)
The registration fee for the securities offered hereby has been calculated under Rule 457(f)(2) of the Securities Act.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to completion, dated November 19, 2004

Prospectus

THE HOME DEPOT, INC.

Offer to Exchange
$1,000,000,000

3.75% Senior Notes due September 15, 2009
which have been registered under
the Securities Act of 1933
for
$1,000,000,000 Outstanding Unregistered
3.75% Senior Notes due September 15, 2009

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2005, UNLESS EXTENDED.

  •
  We are offering to exchange $1,000,000,000 aggregate principal amount of registered 3.75% senior notes due September 15, 2009 for $1,000,000,000 aggregate principal amount of unregistered 3.75% senior notes due September 15, 2009.

  •
  The terms of the new notes are identical in all material respects to the terms of the old notes, except that the registration rights and related additional interest provisions and the transfer restrictions applicable to the old notes are not applicable to the new notes.

  •
  The new notes will not be listed on any securities exchange. Currently, there is no public market for the new notes.

  •
  Subject to the satisfaction or waiver of specified conditions, Home Depot will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  The exchange of old notes for new notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences."

  •
  We will not receive any proceeds from the exchange offer.

        Investing in the new notes involves risks. See "Risk Factors" beginning on Page 10 of this prospectus for a discussion of certain factors that you should consider in connection with this exchange offer and an investment in the new notes.

        We are not asking you for a proxy, and you are not required to send us a proxy.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

        In this prospectus, unless otherwise specified, the terms "Home Depot," "we," "us," and "our" mean The Home Depot, Inc. and its consolidated subsidiaries.

         You should rely only on the information contained in this prospectus and in the documents specifically incorporated by reference herein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since then.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" in this prospectus certain information we have filed with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

        We incorporate by reference the documents listed below, which we have filed with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act:

  (1)
  our Annual Report on Form 10-K for the year ended February 1, 2004;

  (2)
  our Quarterly Reports on Form 10-Q for the quarters ended May 2, 2004 and August 1, 2004; and

  (3)
  our Current Report on Form 8-K filed with the SEC on September 17, 2004.

        We also incorporate by reference all documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and until the expiration of the exchange offer, excluding any materials furnished pursuant to Item 2.02 of Form 8-K unless otherwise expressly stated in such Current Report on Form 8-K.

        Information contained in documents that we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the exchange offer contemplated hereby will supersede the information contained in or incorporated by reference in this prospectus to the extent such subsequently filed information is inconsistent with or conflicts with the information contained in or incorporated by reference in this prospectus on the date hereof.

        You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC's web site or at its facilities described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents that are not specifically incorporated by reference in such documents. You can request a copy of the documents incorporated by reference in this prospectus and a copy of the indenture, registration rights agreement and other agreements referred to in this prospectus by requesting them in writing at the following address or by telephone from us at the following telephone number:

The Home Depot, Inc.
2455 Paces Ferry Road
Atlanta, Georgia 30339-4024
Attention: Investor Relations
Telephone: (770) 433-8211

        If you would like to request documents, please do so by not later than                        , 2005 in order to receive them before the exchange offer expires on                         , 2005.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of that jurisdiction.

FORWARD-LOOKING STATEMENTS

        Certain statements contained in or incorporated by reference in this prospectus concerning our expectations, including but not limited to, statements regarding estimates and expectations for sales and earnings growth, new store openings, impact of cannibalization, implementation of store initiatives, net earnings performance and the effect of adopting certain accounting standards constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. These risks and uncertainties include, but are not limited to:

  •
  fluctuations in and the overall condition of the U.S. economy;

  •
  stability of costs and availability of sourcing channels;

  •
  conditions affecting new store development;

  •
  our ability to integrate the businesses we acquire;

  •
  the risk that the cost savings and any revenue synergies from acquisitions may not be fully realized or may take longer to realize than expected;

  •
  our ability to implement new technologies and processes;

  •
  our ability to attract, train and retain highly-qualified associates;

  •
  unanticipated weather conditions;

  •
  the impact of competition; and

  •
  regulatory and litigation matters.

        You should not place undue reliance on such forward-looking statements, as such statements speak only as of the date on which they are made. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2004 and our Quarterly Reports on Form 10-Q for the quarters ended May 2, 2004 and August 1, 2004, each of which is incorporated by reference in this prospectus. See "Where You Can Find More Information."

SUMMARY

        This summary highlights all material information from this prospectus. It may not contain all of the information that is important to you. We urge you to read and review carefully this entire prospectus and the other documents to which it refers to fully understand the terms of the new notes and the exchange offer.

Summary of the Terms of the Exchange Offer

General	On September 16, 2004, we completed a private offering of the old notes, which consist of $1 billion aggregate principal amount of our 3.75% Senior Notes due September 15, 2009. In connection with the private offering, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the old notes.
The exchange offer
We are offering to exchange $1,000 principal amount of our registered 3.75% Senior Notes due September 15, 2009, which we refer to as the "new notes," for each $1,000 principal amount of our unregistered 3.75% Senior Notes due September 15, 2009, which we refer to as the "old notes."

We sometimes refer to the new notes and the old notes together as the "notes." Currently, $1 billion aggregate principal amount of old notes are outstanding. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the registration rights and additional interest provisions and the transfer restrictions applicable to the old notes will not be applicable to the new notes.

Old notes may be tendered only in $1,000 increments. Subject to the satisfaction or waiver of specified conditions, we will exchange the new notes for all old notes that are validly tendered and not withdrawn on or before the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer. See "The Exchange Offer—Terms of the Exchange Offer."

Upon completion of the exchange offer, there may be no market for the old notes and you may have difficulty selling them. See "Risk Factors." If you fail to exchange properly your old notes for new notes, you will continue to hold notes subject to transfer restrictions.
Expiration date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2005 unless we extend it. In that case, the phrase "expiration date" will mean the latest date and time to which we extend the exchange offer. We expect that the expiration date will not be later than , 2005.
Procedures for the exchange offer	If you wish to participate in the exchange offer, you must either:
• complete, sign and date an original or faxed letter of transmittal in accordance with the instructions in the letter of transmittal accompanying this prospectus; or

• arrange for The Depository Trust Company, which we refer to as DTC, to transmit required information to the exchange agent in connection with a book-entry transfer.

Then you must mail, fax or deliver this documentation together with the old notes you wish to exchange and any other required documentation to The Bank of New York Trust Company, N.A., which is acting as the exchange agent for the exchange offer. The exchange agent's address appears on the letter of transmittal.
See "The Exchange Offer—Procedures for Tendering Old Notes."
Consequences of your failure to exchange your old notes
Old notes that are not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the old notes. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act of 1933, which we refer to as the Securities Act, and applicable state securities laws. We do not currently intend to register the resale of the old notes under the Securities Act. Following consummation of the exchange offer, we will not be required to register under the Securities Act any old notes that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of old notes not eligible to participate in the exchange offer pursuant to the registration rights agreement. If your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your old notes. Interest on any old notes that are not tendered for exchange in the exchange offer will continue to accrue at a rate equal to 3.75% per year.
Consequences of exchanging your old notes: who may participate in the exchange offer	Based on interpretations of the staff of the SEC, we believe that you will be allowed to resell the new notes that we issue in the exchange offer if:
• you are acquiring the new notes in the ordinary course of your business;
• you are not participating in and do not intend to participate in a distribution of the new notes;
• you have no arrangement or understanding with any person to participate in a distribution of the new notes; and
• you are not one of our "affiliates," as defined in Rule 405 under the Securities Act.

If any of these conditions are not satisfied, you will not be eligible to participate in the exchange offer, you should not rely on the interpretations of the staff of the SEC in connection with the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

In accordance with the foregoing conditions, if you are a broker-dealer that acquired the old notes directly from us in the initial offering and not as a result of market-making activities, you will not be eligible to participate in the exchange offer.
Special procedures for beneficial owners
If your old notes are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact your intermediary promptly and instruct such nominee to tender the old notes on your behalf.
Guaranteed delivery procedures
If you cannot meet the expiration date deadline, or you cannot deliver your old notes, the letter of transmittal or any other documentation on time, or the procedures for book-entry transfer cannot be completed on time, then you must tender your old notes according to the guaranteed delivery procedures appearing below under "The Exchange Offer—Guaranteed Delivery Procedures."
Acceptance of your old notes and delivery of the new notes
We will accept for exchange any and all old notes that are surrendered in the exchange offer on or before the expiration date if you comply with the procedures of the offer. The new notes will be delivered on the earliest practicable date after the expiration date.
Withdrawal rights	You may withdraw the tender of your old notes at any time prior to the expiration date.
Appraisal rights
You will not be entitled to any appraisal or dissenters' rights nor any other right to seek monetary damages in court in connection with the exchange offer. See "The Exchange Offer—Terms of the Exchange Offer."
U.S. federal income tax consequences
The exchange of the old notes for new notes in the exchange offer will not be a taxable exchange for federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences" for a summary of United States federal tax consequences associated with the exchange of the old notes for new notes and the ownership and disposition of those new notes.
Exchange agent
The Bank of New York Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer. The Bank of New York Trust Company, N.A. also serves as the trustee under the indenture that governs the notes.

Summary of the Terms of the New Notes

        The following is a summary of the terms of the new notes. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the registration rights and related additional interest provisions and the transfer restrictions applicable to the old notes are not applicable to the new notes. The new notes will evidence the same debt as the old notes. The new notes and the old notes will be governed by the same indenture.

Aggregate Amount	$1 billion principal amount of 3.75% Senior Notes due September 15, 2009.
Interest Payment Dates	March 15 and September 15 of each year, commencing March 15, 2005.
Maturity Date	The notes mature on September 15, 2009.
Optional redemption
We, at our option, may redeem all or any portion of the notes on not less than 30 nor more than 60 days' prior notice at the redemption price stated in "Description of the New Notes—Optional Redemption" plus accrued interest to the date of redemption.
Events of default	The indenture describes the circumstances that constitute events of default with respect to the new notes. See "Description of the New Notes—Events of Default, Notice and Waiver."
Restrictive covenants
The indenture imposes limitations on our ability and our subsidiaries' ability to, among other things, create liens, enter into certain sale and leaseback transactions, and consolidate or merge with or sell all or substantially all of our assets to another person. See "Description of the New Notes—Certain Covenants."
Use of proceeds	We will not receive any proceeds from the exchange offer.

Home Depot

        We are the world's largest home improvement retailer and the second largest retailer in the United States, based on net sales for the fiscal year ended February 1, 2004. At August 1, 2004, we were operating 1,788 stores. Most of our stores are either Home Depot® stores or EXPO Design Center® stores.

        Our Store Support Center (corporate office) is located at 2455 Paces Ferry Road, Atlanta, Georgia 30339-4024. The telephone number is (770) 433-8211. Our internet website is www.homedepot.com. Information contained on our website is expressly not incorporated by reference in this prospectus.

Recent Developments

        On November 16, 2004, we announced our financial results for our third fiscal quarter of 2004 ended October 31, 2004. We reported net earnings for the third quarter fiscal 2004 of $1.3 billion, an increase of 14.8% from the $1.1 billion earned in the third quarter fiscal 2003, and net earnings per diluted share of $0.60, an increase of 20% from net earnings of $0.50 per diluted share for the third quarter fiscal 2003. For the nine months ended October 31, 2004, we reported net earnings of $4.0 billion, an increase of 18.1% from the same period in 2003, and net earnings per diluted share of $1.78, an increase of 21.9% from net earnings of $1.46 per diluted share for the same period in 2003. Additional information concerning our historical results of operations is contained in our Annual Report on Form 10-K for the fiscal year ended February 1, 2004, our Quarterly Report on Form 10-Q for the quarter ended May 2, 2004, and our Quarterly Report on Form 10-Q for the quarter ended August 1, 2004, which documents are incorporated by reference into this prospectus.

RISK FACTORS

        You should read and carefully consider the following risk factors as well as the other information contained in or incorporated by reference in this prospectus before deciding to surrender your old notes in exchange for new notes in this exchange offer.

If you fail to exchange properly your old notes for new notes, you will continue to hold notes subject to transfer restrictions.

        We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes set forth under "The Exchange Offer—Procedures for Tendering Old Notes" and in the letter of transmittal that you will receive with this prospectus. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of old notes.

        If you do not exchange your old notes for new notes in the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except pursuant to an effective registration statement under the Securities Act, under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register any old notes for resale under the Securities Act. If you continue to hold any old notes after the exchange offer is completed, you may have trouble selling them because of the restrictions on transfer of the old notes.

If an active trading market does not develop for the new notes, you may be unable to sell the new notes or to sell them at a price you deem sufficient.

        The new notes will be new securities for which there is no established trading market. We do not intend to list the new notes on any securities exchange or automated quotation system. We cannot give you any assurance as to:

  •
  the liquidity of any trading market that may develop;

  •
  the ability of holders to sell their new notes; or

  •
  the price at which holders would be able to sell their new notes.

        Even if a trading market develops, you may not be able to sell your new notes at a particular time, as we cannot assure you that, in the event that a trading market develops, that market will be liquid. Further, the new notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

  •
  prevailing interest rates;

  •
  the number of holders of the new notes;

  •
  the interest of securities dealers in making a market for the new notes;

  •
  the market for similar notes; and

  •
  our financial performance.

        We understand that the initial purchasers of the old notes presently intend to make a market in the new notes. However, they are not obligated to do so and may discontinue making a market in the new notes at any time without notice. Finally, if a large number of holders of old notes do not tender old notes or tender old notes improperly, the limited amount of new notes that would be issued and outstanding after we complete the exchange offer could adversely affect the development of a trading market for the new notes.

Neither the covenants in the notes nor in our other outstanding indebtedness limit our ability to incur debt; if we incur substantial additional debt, these higher levels of debt may affect our creditworthiness.

        Neither the indenture governing the notes nor the terms of any of our other outstanding indebtedness restrict our ability to incur indebtedness or require us to maintain financial ratios or specified levels of net worth or liquidity. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our creditworthiness.

The covenants in the new notes do not require us to repurchase or redeem the new notes upon a change in control of Home Depot or other events involving Home Depot that may affect our creditworthiness.

        The indenture does not require us to repurchase or redeem or otherwise modify the terms of the notes upon a change in control of Home Depot or other events involving Home Depot that may affect our creditworthiness. These events include:

  •
  a consolidation, merger, sale of assets or other similar transaction;

  •
  a change in control of Home Depot; or

  •
  a highly leveraged transaction involving us whether or not involving a change in control.

        In addition, the covenants applicable to the notes do not prevent transactions like those described above from taking place. See "Description of the New Notes—Certain Covenants—Consolidation, Merger or Sale of Assets of the Company."

HOME DEPOT

        We are the world's largest home improvement retailer and the second largest retailer in the United States, based on net sales for the fiscal year ended February 1, 2004. At August 1, 2004, we were operating 1,788 stores. Most of our stores are either Home Depot® stores or EXPO Design Center® stores. A description of each of these types of stores is as follows:

  •
  Home Depot Stores: Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. Home Depot stores average approximately 106,000 square feet of enclosed space, with an additional approximately 22,000 square feet in the outside garden area. At August 1, 2004, we had 1,716 Home Depot stores located throughout the United States (including the territories of Puerto Rico and the Virgin Islands), Canada and Mexico.

  •
  EXPO Design Center Stores: EXPO Design Center stores sell products and services primarily for home decorating and remodeling projects. Unlike Home Depot stores, EXPO Design Center stores do not sell building materials and lumber. EXPO Design Center stores offer interior design products, such as kitchen and bathroom cabinetry, soft and hard flooring, appliances, window treatments, lighting fixtures and arrange installation services through qualified independent contractors. EXPO Design Center stores average approximately 100,000 square feet of enclosed space. At August 1, 2004, we were operating 54 EXPO Design Center stores in the United States.

        In addition to Home Depot and EXPO Design Center stores, we also have two store formats focused on the professional customer called The Home Depot Supplysm store and Home Depot Landscape Supplysm. At August 1, 2004, we were operating five Home Depot Supply stores and 11 Home Depot Landscape Supply stores. We also have two stores located in Texas and Florida called The Home Depot Floor Storesm that sell primarily flooring products.

        Our other businesses include The Home Depot Supply, which, through its subsidiaries, distributes products and sells installation services primarily to businesses and governments. These subsidiaries include (1) The Home Depot Supply, Inc., (2) Apex Supply Company, Inc., (3) Your "other" Warehouse, LLC, and (4) HD Builder Solutions Group, Inc. The Home Depot Supply, Inc. supplies maintenance, repair and operations products serving primarily the multi-family housing, hospitality and lodging facilities management market. Apex Supply Company is a wholesale supplier of plumbing, HVAC, appliances and other related professional products. Your "other" Warehouse® is a plumbing, lighting and hardware distributor that focuses on special order fulfillment. HD Builder Solutions Group provides products and arranges installation services for professional homebuilders. In late fiscal 2003, The Home Depot Supply, Inc., Apex Supply Company and HD Builder Solutions Group began doing business under the brand The Home Depot Supply. In May 2004, we acquired all of the common stock of White Cap Industries, Inc., a leading distributor of specialty hardware, tools and materials to construction contractors. This acquisition was part of our strategy to extend our business and our professional customer base with value-added products and services.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into relating to the old notes. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes tendered by you in the exchange offer, new notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

        We received approximately $988.96 million of net proceeds from the sale of the old notes. We used the net proceeds from the sale of the old notes for general corporate purposes, including to fund the repayment of our $500 million aggregate principal amount of 6 1/2% Senior Notes due 2004, which matured on September 15, 2004.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the five fiscal years ended February 1, 2004, and the six months ended August 1, 2004, are set forth below:

	Fiscal Year(1)										Six Months Ended August 1, 2004
	1999		2000		2001		2002		2003
Ratio of Earnings to Fixed Charges	24.6	x	21.5	x	22.0	x	26.5	x	27.4	x	32.6	x

(1)
Fiscal years 1999, 2000, 2001, 2002 and 2003 refer to the fiscal years ended January 30, 2000, January 28, 2001, February 3, 2002, February 2, 2003 and February 1, 2004, respectively.

        For purposes of computing the ratios of earnings to fixed charges, "earnings" consist of earnings before income taxes and minority interest plus fixed charges, excluding capitalized interest. "Fixed charges" consist of interest incurred on indebtedness including capitalized interest, amortization of debt expenses and one-third of the portion of rental expense under operating leases, which is deemed to be the equivalent of interest. The ratios of earnings to fixed charges are calculated as follows:

(earnings before income taxes and minority interest) + (fixed charges) - (capitalized interest) (fixed charges)

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        We sold the old notes on September 16, 2004 to Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Citigroup Global Markets, Inc. and Wachovia Capital Markets LLC, which we refer to in this prospectus collectively as the initial purchasers, pursuant to a purchase agreement dated September 13, 2004. These initial purchasers subsequently sold the old notes to:

  •
  "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A; and

  •
  persons located outside the U.S. in reliance on Regulation S under the Securities Act.

        As a condition to the initial sale of the old notes, we entered into a registration rights agreement, dated as of September 13, 2004, with the initial purchasers. Pursuant to the registration rights agreement, we agreed to:

  •
  file with the SEC by December 15, 2004 a registration statement under the Securities Act with respect to the issuance of the new notes in an exchange offer;

  •
  use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act on or before March 15, 2005; and

  •
  (1) use our commercially reasonable efforts to keep the exchange offer open for not less than 20 business days after the date notice thereof is mailed to the holders of the old notes (or, in each case, longer if required by applicable law) and (2) if we commence the exchange offer, consummate the exchange offer no later than 40 days after the registration statement is declared effective.

        We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn on or before the expiration of the exchange offer. We are sending this prospectus, together with the letter of transmittal, to all the beneficial holders known to us. For each old note validly tendered to us pursuant to the exchange offer and not validly withdrawn, the holder will receive a new note having a principal amount equal to that of the tendered old note. A copy of the registration rights agreement has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 17, 2004. The filing of this registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

        The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by DTC, who desires to deliver the old notes by book-entry transfer at DTC.

Terms of the Exchange Offer

        Based on the terms and conditions in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn on or before the expiration date. Promptly after the registration statement relating to the exchange offer has been declared effective, we will offer the new notes in exchange for tenders of the old notes. Subject to the minimum denomination requirements of the new notes, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes validly tendered pursuant to the exchange offer and not withdrawn on or before the expiration date. Old notes may be tendered only in integral multiples of $1,000. The form and terms of the new notes are the same as the form and terms of the old notes except that:

  •
  the new notes will be registered under the Securities Act and will not bear legends restricting the transfer of the new notes;

  •
  holders of the new notes will not be entitled to any of the exchange offer provisions under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer, or to the additional interest provisions of the registration rights agreement; and

  •
  the new notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

        The new notes will evidence the same indebtedness as the old notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture that authorized the issuance of the old notes. As a result, both series of notes will be treated as a single class of debt securities under the indenture.

        The exchange offer does not depend on any minimum aggregate principal amount of old notes being tendered for exchange. As of the date of this prospectus, $1 billion in aggregate principal amount of the old notes is outstanding, all of which is registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close of business on                        , 2004 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer.

        In connection with the exchange offer, neither the General Corporation Law of the State of Delaware nor the indenture governing the notes gives you any appraisal or dissenters' rights nor any other right to seek monetary damages in court. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act and the related SEC rules and regulations. Old notes that are not tendered for exchange in the exchange offer will remain outstanding, and interest on these notes will continue to accrue at a rate equal to 3.75% per year.

        For all relevant purposes, we will be deemed to have accepted validly tendered old notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us.

        If you validly tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described under "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The "expiration date" is 5:00 p.m., New York City time on                        , 2005 unless we extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer.

        In order to extend the exchange offer, we will:

  •
  promptly notify the exchange agent of any extension by oral or written notice; and

  •
  issue a press release or other public announcement, which would include disclosure of the approximate number of old notes deposited and which would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right:

  •
  to delay accepting any old notes (in the event that the terms of the exchange offer are materially altered and the exchange offer is extended);

  •
  to amend the terms of the exchange offer in any manner in compliance with the provisions of the Exchange Act;

  •
  to extend the exchange offer; or

  •
  if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

        Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement or post-effective amendment to the registration statement.

        If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement or post-effective amendment that will be distributed to the registered holders of the old notes. We will also extend the exchange offer for a period of time that we will determine, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would have otherwise expired.

        In all cases, issuance of the new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal or a book-entry confirmation with an agent's message, in each case, with all other required documents. However, we reserve the right to waive any conditions of the exchange offer which we, in our reasonable discretion, determine are not satisfied or any defects or irregularities in the tender of old notes. If we do not accept any tendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you want to exchange, we will promptly return the unaccepted or non-exchanged old notes to you, or substitute old notes evidencing the unaccepted or non-exchanged portion, as appropriate. See "—Return of Old Notes." We will deliver new notes issued in exchange for old notes validly tendered and accepted for exchange, and we will return any old notes not accepted for exchange for any reason, to the applicable tendering holder promptly.

Interest on the New Notes

        The new notes will accrue cash interest on the same terms as the old notes at the rate of 3.75% per year from September 16, 2004, payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2005. Old notes accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each new note will bear interest from the most recent date to which interest has been paid on the old notes, or if no interest has been paid on the old notes or the new notes, from September 16, 2004.

Resale of the New Notes

        We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth below under "—Procedures For Tendering Old Notes." However, if you intend to participate in a distribution of the new notes, are a broker-dealer that acquired the old notes from us in the initial offering with an intent to distribute those notes and not as a result of market-making activities, or are an "affiliate" of us defined in

Rule 405 of the Securities Act, you will not be eligible to participate in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

        We base our view on interpretations by the staff of the SEC in no-action letters to other issuers in exchange offers similar to ours. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be certain that the SEC will treat it in the same way it has treated other exchange offers in the past.

        A broker-dealer that has acquired old notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offer. This prospectus may be used by such a broker-dealer to resell any of its new notes. We have agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies for a period of up to 135 days after the registration statement relating to the exchange offer is declared effective. See "Plan of Distribution" for more information regarding broker-dealers.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws.

        We do not believe that the exchange offer is subject to any federal or state regulatory requirements other than federal and state securities laws.

Procedures For Tendering Old Notes

  General Procedures

        If you wish to tender old notes, you must:

  •
  complete, sign and date the letter of transmittal, or a facsimile thereof, or send a timely confirmation of a book-entry transfer of your old notes to the exchange agent;

  •
  have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal; and

  •
  mail or deliver the required documents to the exchange agent at the address appearing below under "—Exchange Agent" for receipt prior to the expiration date.

        In addition, either:

  •
  certificates for your old notes must be received by the exchange agent along with the letter of transmittal;

  •
  a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent on or before the expiration date; or

  •
  you must comply with the procedures described below under "—Guaranteed Delivery Procedures."

        THE METHOD OF DELIVERY TO THE EXCHANGE AGENT OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY OLD NOTES TO US. YOU MAY REQUEST THAT YOUR BROKER, DEALER,

COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE EFFECT DELIVERY OF YOUR OLD NOTES FOR YOU.

        If you do not validly withdraw your tender of old notes on or before the expiration date, it will indicate an agreement between you and Home Depot that you have agreed to tender the old notes, in accordance with the terms and conditions in the letter of transmittal.

        If you beneficially own the old notes and you hold these notes through a broker, dealer, commercial bank, trust company or other nominee and you want to tender your old notes, you should contact that nominee promptly and instruct it to tender your old notes on your behalf.

  Signatures and Guarantee of Signatures

        Signatures on a letter of transmittal or a notice of withdrawal described below under "—Withdrawal of Tenders," as the case may be, must generally be guaranteed by an eligible institution. You can submit a letter of transmittal without guarantee if you tender your old notes (a) as a registered holder (a registered holder means any participant in DTC whose name appears on a security listing as the owner of old notes) and the new notes issued in exchange for your old notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the old notes; or (b) you tender your old notes for the account of an eligible institution. An "eligible institution" means:

  •
  a member firm of a registered national securities exchange or of the National Association of Securities Dealers;

  •
  a commercial bank or trust company having an office or correspondent in the United States; or

  •
  an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

        In each instance, the eligible institution must be a member of one of the signature guarantee programs identified in the letter of transmittal in order to guarantee signatures on a letter of transmittal.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's automated tender offer program to tender old notes.

  Acceptance of Tenders

        Tendered old notes will be deemed to have been received as of the date when:

  •
  the exchange agent receives a properly completed and signed letter of transmittal accompanied by your tendered old notes, or a confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC with an agent's message; or

  •
  the exchange agent receives a notice of guaranteed delivery from an eligible institution.

        Issuances of new notes in exchange for old notes tendered pursuant to a notice of guaranteed delivery or letter to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal, and any other required documents, and deposit of the tendered old notes, or confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC pursuant to the book-entry procedures described below.

        We will make the final determination regarding all questions relating to the validity, form, eligibility, including time of receipt of tenders and withdrawals of tendered old notes, and our determination will be final and binding on all parties.

        We reserve the absolute right to reject any and all old notes improperly tendered. Nor will we accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old note.

        Our interpretation of the terms and conditions of the exchange offer, including the instructions set forth in the letter of transmittal, will be final and binding on all parties.

        Unless waived, you must cure any defects or irregularities in connection with tenders of old notes on or before the expiration date. Although we intend to notify holders of defects or irregularities in connection with tenders of old notes, neither we, the exchange agent nor anyone else will be liable for failure to give this notice. Tenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

        All conditions of the exchange offer will be satisfied or waived on or before the expiration date of the exchange offer. We will not waive any condition of the exchange offer with respect to any noteholder unless we waive such condition for all noteholders.

        We do not currently intend to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not validly tendered pursuant to the exchange offer. We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

  Effect of Tendering Old Notes

        Pursuant to the letter of transmittal, if you elect to tender old notes in exchange for new notes, you must exchange, assign, and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the tendered old notes, with full power of substitution, among other things, to cause the old notes to be assigned, transferred, and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth below to us. By executing the letter of transmittal you also promise, on our request, to execute and deliver any additional documents that we consider necessary to complete the exchange of old notes for new notes as described in the letter of transmittal.

        Under existing interpretations of the SEC contained in several no-action letters to third parties, we believe that the new notes will be freely transferable by the holders after the exchange offer without further registration under the Securities Act; provided, however, that each holder who wishes to exchange its old notes for new notes will be required to represent to us:

  •
  that the holder has full power and authority to tender, exchange, assign, and transfer the old notes tendered;

  •
  that we will acquire good title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

  •
  that the holder is acquiring the new notes in the ordinary course of its business;

  •
  that the holder is not participating in and does not intend to participate in a distribution of the new notes;

  •
  that the holder has no arrangement or understanding with any person to participate in the distribution of the new notes;

  •
  that the holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of us; and that if the holder is a broker-dealer and it will receive new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of the new notes.

        If you cannot make any of these representations, you will not be eligible to participate in the exchange offer, you will not be able to rely on the interpretations of the staff of the SEC in connection with the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

Return of Old Notes

        If any tendered old notes are not accepted for any reason described in this prospectus, or if old notes are validly withdrawn or are submitted for a greater principal amount than you desire to exchange, those old notes will be returned without expense promptly (a) to the person who tendered them or (b) in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, the old notes will be credited to an account maintained with DTC.

Book-Entry Delivery Procedure

        The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system may make book-entry deliveries of old notes by causing DTC to transfer these old notes into the exchange agent's account at DTC according to DTC's procedures for transfer. To validly tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Transfer Offer Program. DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the old notes that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant.

        A tender of old notes through a book-entry transfer into the exchange agent's account at DTC will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received by the exchange agent at the address indicated below under "—Exchange Agent" for its receipt on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

        If you wish to tender your old notes and (1) your old notes are not readily available so you can meet the expiration date deadline or (2) you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent on or before the expiration date, you may still participate in the exchange offer if:

  •
  the tender is made through an eligible institution;

  •
  on or before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing the name and address of the holder, the name(s) in which the old notes are registered, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes tendered. The notice of guaranteed delivery must also state that the tender is being made by the notice of guaranteed delivery and guarantee that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the old notes in proper form for transfer or a book-entry confirmation with an agent's message, as the case may be, and any other required documents, will be deposited by the eligible institution with the exchange agent; and

  •
  the properly executed letter of transmittal, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

        In the circumstances described above, unless old notes are tendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the tender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to tender your old notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time on or before the expiration date.

        To withdraw a tender of old notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth herein on or before the expiration date. Any notice of withdrawal must:

  •
  specify the name of the person having deposited the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes;

  •
  contain a statement that the holder is withdrawing the election to have the old notes exchanged;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal used to tender the old notes; and

  •
  specify the name in which any old notes are to be re-registered, if different from that of the registered holder of the old notes and, unless the old notes were tendered for the account of an eligible institution, the signatures on the notice of withdrawal must be guaranteed by an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC.

        We will make the final determination on all questions regarding the validity, form, eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any old notes validly withdrawn will be deemed not to have been tendered for purposes of the exchange offer, and no new notes will be issued unless the old notes so withdrawn are validly tendered again on or before the expiration date. Properly withdrawn old notes may be tendered again by following one of the procedures described above under "—Procedures for Tendering Old Notes" at any time on or before the expiration date. Any old notes that are not accepted for exchange will be returned promptly at no cost to the holder or, in the case of old notes tendered by book-entry transfer, into an account for your benefit at DTC pursuant to the book-entry transfer procedures described above, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Conditions of the Exchange Offer

        Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer before acceptance of the old notes, if in our reasonable judgment:

  •
  any statute, rule or regulation has been enacted, or any action has been taken by any court or governmental authority that, in our reasonable judgment, seeks to or would prohibit, restrict or otherwise render consummation of the exchange offer illegal;

  •
  any change, or any development that would cause a change, in our business or financial affairs has occurred that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or that would materially impair the contemplated benefits to us of the exchange offer (these benefits being the satisfaction of our obligations under the registration rights agreement to issue and exchange the new notes for the old notes as described herein); or

  •
  a change occurs in the current interpretations by the staff of the SEC that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

        If we, in our reasonable discretion, determine that any of the above conditions is not satisfied, we may:

  •
  refuse to accept any old notes and return all tendered old notes to the tendering holders;

  •
  extend the exchange offer and retain all old notes tendered prior to the expiration date, subject to the holders' right to withdraw the tender of the old notes; or

  •
  waive any unsatisfied conditions regarding the exchange offer and accept all properly tendered old notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement or post-effective amendment to the registration statement that includes this prospectus that will be distributed to the holders. We will also extend the exchange offer for a period of time that we will determine depending upon the significance of the waiver and the manner of disclosure to the holders, if the exchange offer would otherwise have expired.

Exchange Agent

        We have appointed The Bank of New York Trust Company, N.A. as the exchange agent for the exchange offer. You should direct any questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery to the exchange agent, addressed as follows:

      By hand or overnight courier or by registered or certified mail:

      The Bank of New York Trust Company, N.A., as Exchange Agent
      Corporate Trust Operations
      Reorganization Unit
      101 Barclay Street-7 East
      New York, NY 10286
      Attention: Randolph Holder

To Confirm by Telephone:	Facsimile Transmissions (eligible institutions only):
(212) 815-5098	(212) 298-1915

        The Bank of New York Trust Company, N.A. also serves as trustee under the indenture.

Fees and Expenses

        We will pay for the expenses of the exchange offer. The principal solicitation is being made by mail. However, additional solicitation may be made by facsimile transmission, e-mail, telephone or in person by our officers and associates. No additional compensation will be paid to any officers and associates who engage in soliciting tenders.

        We have not retained a dealer-manager for the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

        We will pay any transfer taxes applicable to the exchange of old notes. If, however, a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person tendering the notes. If you do not submit satisfactory evidence of payment of taxes or exemption from payment of those taxes with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

Consequences of Failing To Exchange Old Notes

        Participation in the exchange offer is voluntary. You are urged to consult your financial and tax advisors in making your decisions on what action to take.

        Old notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

  •
  to us or to any of our subsidiaries;

  •
  inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

  •
  inside the United States to an institutional accredited investor that, before the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old notes, the form of which can be obtained from the trustee and an opinion of counsel acceptable to us and the trustee that the transfer complies with the Securities Act;

  •
  outside the United States in compliance with Rule 904 under the Securities Act;

  •
  pursuant to an exemption from registration provided by Rule 144 under the Securities Act, if available;

  •
  in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel, if we so request; or

  •
  pursuant to an effective registration statement under the Securities Act.

Accounting Treatment

        For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. We will amortize the expenses of the exchange offer and the unamortized expense related to the issuance of the old notes over the remaining term of the notes.

DESCRIPTION OF THE NEW NOTES

        The form and terms of the new notes and the old notes are identical in all material respects, except that transfer restrictions and registration rights and related additional interest provisions applicable to the old notes do not apply to the new notes. Unless otherwise specified or unless the context requires otherwise, references in this section to the "notes" are references to the new notes offering in the exchange offer.

        The old notes were, and the new notes will be, issued under an indenture, dated as of September 16, 2004, between Home Depot and The Bank of New York Trust Company, N.A., as trustee. The following discussion includes a summary description of certain material terms of the indenture and the registration rights agreement dated as of September 13, 2004 between Home Depot and the initial purchasers. References in this section to "Home Depot," "the Company," "we" and "us" refer to The Home Depot, Inc., a Delaware corporation, and not to its subsidiaries. In addition, capitalized terms used in this section that have not been previously defined have the meanings described under "—Certain Defined Terms." Because this is a summary, it does not include all of the information that is included in the indenture or the registration rights agreement, including the definitions of certain terms used below. You should read the indenture and the registration rights agreement carefully and in their entirety. You may request copies of these documents from us, as described above under "Where You Can Find More Information."

General

        The notes:

  •
  are senior unsecured obligations of Home Depot;

  •
  are limited to $1 billion aggregate principal amount;

  •
  will mature on September 15, 2009; and

  •
  will bear interest at 3.75% per annum from September 16, 2004.

        We will pay interest semiannually on March 15 and September 15 of each year beginning March 15, 2005, to the person in whose name such notes (or any predecessor note) are registered at the close of business on the March 1 or September 1, respectively, preceding such interest payment date. Interest on the notes will be paid on the basis of a 360-day year comprised of twelve 30-day months.

        Principal of and premium, if any, and interest on the notes are payable, and the notes are exchangeable and transfers thereof will be registrable, at an office or agency of Home Depot, one of which is maintained for such purpose in New York, New York (which initially will be the corporate trust office of the Trustee) or such other office or agency permitted under the indenture.

        We do not intend to list the notes on a national securities exchange or automated dealer quotation system.

        The indenture does not contain any provisions that would limit our ability to incur indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity. However, the indenture does:

  •
  provide that, subject to certain exceptions described under "—Certain Covenants—Limitations on Liens," neither Home Depot nor any Subsidiary will subject its property or assets to any mortgage or other encumbrance unless the notes are secured equally and ratably with such other indebtedness thereby secured; and

  •
  contain certain limitations on the ability of Home Depot and our Subsidiaries to enter into certain sale and leaseback arrangements.

        In addition, the indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving Home Depot that may adversely affect our creditworthiness. See "—Certain Covenants."

Optional Redemption

        We may, at our option, at any time and from time to time redeem all or any portion of the notes on not less than 30 nor more than 60 days' prior notice mailed to the holders of the notes to be redeemed at a redemption price, plus accrued interest to the date of redemption, equal to the greater of:

  (1)
  100% of the Principal Amount of the notes to be redeemed or

  (2)
  the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due after the related redemption date but for such redemption (except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Comparable Treasury Price" means, with respect to any redemption date:

  (1)
  the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Notes" or

  (2)
  if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Quotations obtained.

        "Reference Treasury Dealer" means each of Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. and its successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by Home Depot, except that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we are required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the Trustee under the indenture must select the notes to be redeemed by such method as the Trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

Book-Entry System

        We will initially issue the new notes in the form of one or more global notes in definitive, fully registered form without interest coupons, which we refer to as the "Global Notes." The restricted Global Notes will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee, Cede & Co. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the Global Notes directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC.

        DTC has advised us as follows: DTC is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, or Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC or its nominee, which we refer to as "Participants," and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, whether directly or indirectly. the rules that apply to the Depository and its Participants are on file with the SEC.

        Upon the issuance of the Global Notes, DTC will credit, on its book-entry registration and transfer system, the principal amount of the notes presented by such Global Notes to the accounts of Participants. The accounts to be credited shall be designated initially by the initial purchasers. Ownership of beneficial interests in the Global Notes will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to Participants' interest) and such Participants (with respect to the owners of beneficial interests in the Global Notes other than Participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in a Global Note.

        So long as DTC, or its nominee, is the registered holder and owner of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the notes for all purposes of the notes and under the indenture. Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have the notes represented by the Global Notes registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under the Global Notes. Home Depot understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Notes desires to take any action that DTC, as the holder of the Global Notes, is entitled to take, DTC would authorize the Participants to take such action, and that the Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Payment of principal of and premium, if any, and interest on, and any redemption price of, notes represented by the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Notes.

        Home Depot has been advised by DTC that DTC or its nominee, upon receipt of any payment of principal of or interest on the Global Notes, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. Home Depot also expects that payments by Participants to owners of beneficial interests in the Global Notes held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants. Home Depot will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes for any note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its Participants or the relationship between such Participants and the owners of beneficial interests in the Global Notes owning through such Participants.

        Holders of Global Notes may also hold their notes in Europe through Clearstream Banking, SA, which we refer to as "Clearstream," or the Euroclear System, which we refer to as "Euroclear," if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold such positions in such depositories' names on the books of DTC.

        Transfers between DTC Participants will occur in accordance with DTC rules. Cross-market transfers between persons holding directly or indirectly through DTC will be effected in DTC in accordance with DTC rules.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the trustee, Home Depot, the registrar or any paying agent for the notes will have any responsibility for the performance by DTC or its Participants or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

        The new notes represented by the Global Notes are exchangeable for certificated notes in definitive form of like tenor in denominations of $1,000 and integral multiples of $1,000 if:

  (1)
  DTC notifies Home Depot that it is unwilling or unable to continue as depository for the Global Notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by Home Depot, in either case, within 90 days;

  (2)
  Home Depot at its discretion at any time determines not to have all of the notes represented by the Global Notes; or

  (3)
  an Event of Default has occurred and is continuing.

        Any new note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated notes issuable in authorized denominations of $1,000 and integral multiples of $1,000 and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Notes are not exchangeable, except for Global Notes of the same aggregate denomination to be registered in the name of DTC or its nominee.

        None of Home Depot, the trustee, the registrar or any paying agent for the notes will be liable for any delay by DTC or any participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

Payment

        The indenture requires Home Depot to make payments in respect of notes (including principal, premium, if any, and interest) at the office or agency of Home Depot maintained for that purpose or, at our option, by mailing a check to such holder's registered address.

Certain Covenants

        Limitations on Liens.    The indenture provides that the Company may not, nor may it permit any Subsidiary to, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, which we refer to collectively as indebtedness, which are secured by any mortgage, security interest, pledge or lien, which we refer to collectively as a mortgage, of or upon any Principal Property, or of or upon any shares of capital stock or evidences of indebtedness of any Subsidiary that owns any Principal Property, whether such Principal Property, shares of capital stock or evidences of indebtedness are owned at the date of the indenture or thereafter acquired, without effectively providing that the Principal Amount of the notes from time to time outstanding shall be secured equally and ratably with (or at the option of Home Depot, prior to) such mortgage, except that this restriction does not apply to:

  (1)
  mortgages existing on the date of the indenture;

  (2)
  mortgages on any property existing at the time of its acquisition;

  (3)
  mortgages on property, shares of capital stock or evidences of indebtedness of a corporation existing at the time such corporation is merged into or consolidated with, or disposes of substantially all its properties (or those of a division) to, the Company or a Subsidiary;

  (4)
  mortgages on property, shares of capital stock or evidences of indebtedness of any corporation existing at the time such corporation first becomes a Subsidiary;

  (5)
  mortgages securing indebtedness of a Subsidiary to the Company or to another Subsidiary;

  (6)
  mortgages on property to secure the cost of acquisition, construction, development, substantial repair, alteration or improvement of such property if the commitment to extend the credit secured by any such mortgage is obtained within 60 months after the later of the completion of the acquisition, construction, development, substantial repair, alteration or improvement or the placing in operation of the acquired, constructed, developed, substantially repaired, altered or improved property;

  (7)
  mortgages securing current liabilities;

  (8)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (1) through (7), provided, however, that the principal amount of indebtedness secured thereby and not otherwise authorized by said clauses (1) to (7), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;

  (9)
  mortgages in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages;

  (10)
  mortgages arising out of a final judgment for the payment of money aggregating not in excess of $100,000,000 or mortgages related to any legal proceeding being contested in good faith by appropriate proceedings, provided that the enforcement of any mortgage has been stayed; or

  (11)
  mortgages for taxes or other governmental charges either not yet delinquent or the nonpayment of which is being contested in good faith by appropriate proceedings; mortgages comprising landlord's liens or liens of carriers, warehousemen, mechanics or materialmen incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings; and any other mortgages incurred or created in the ordinary course of business not arising in connection with indebtedness that do not materially impair the use or value of the assets of the Company and its Subsidiaries, taken as a whole.

        The Company or any Subsidiary may, however, issue, assume or guarantee indebtedness secured by mortgages which would otherwise be subject to the foregoing restriction in an aggregate amount which, together with all other such indebtedness outstanding and all Attributable Debt outstanding under the provisions described in the last sentence under "—Limitations on Sale and Lease-Back Transactions" below does not at the time exceed the greater of 15.0% of all Consolidated Net Tangible Assets or 15.0% of Consolidated Capitalization.

        Limitations on Sale and Lease-Back Transactions.    The indenture provides that neither the Company nor any Subsidiary may enter into any Sale and Lease-Back Transaction with respect to any Principal Property (except for transactions involving leases for a term, including renewals, of not more than 48 months and except for transactions between the Company and a Subsidiary or between Subsidiaries). This restriction will not apply if either:

  (1)
  the Company or such Subsidiary would be entitled pursuant to the provisions described in the first sentence under "—Limitations on Liens" above to issue, assume or guarantee evidences of indebtedness secured by a mortgage on such Principal Property in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without being required under the provisions described under "—Limitation on Liens" to equally and ratably secure the notes from time to time outstanding; or

  (2)
  the Company applies within one year an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value) and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Principal Property so leased (a) to the retirement of the notes or other Senior Funded Indebtedness of the Company or a Subsidiary, subject to reduction as set forth in the indenture in respect of the notes and other Senior Funded Indebtedness retired during such one-year period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity or (b) to the purchase of a Principal Property or Principal Properties (other than the Principal Property involved in such sale or transfer).

        The Company or any Subsidiary may, however, enter into a Sale and Lease-Back Transaction which would otherwise be subject to the foregoing restriction so as to create an aggregate amount of Attributable Debt which, together with all other such Attributable Debt outstanding and all indebtedness outstanding under the provisions described in the last sentence under "—Limitations on Liens" above, does not exceed 15.0% of Consolidated Capitalization.

        Waiver of Covenants.    The indenture provides that Holders of a majority in Principal Amount of the outstanding notes may waive compliance with certain covenants or conditions set forth in the indenture.

        Consolidation, Merger or Sale of Assets of the Company.    The indenture provides that the Company may not consolidate with or merge into any other Person or sell its assets substantially as an entirety, unless:

  (1)
  the Person formed by such consolidation or into which the Company is merged or the Person which acquires its assets is a Person organized in the United States and expressly assumes the due and punctual payment of the principal of and interest on the notes and the performance of every covenant of the indenture on the part of the Company; and

  (2)
  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

        Upon such consolidation, merger or sale, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale is made will succeed to, and be substituted for, the Company under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the notes.

        The indenture does not restrict, or require the Company to redeem or permit Holders to cause a redemption of notes in the event of:

  (1)
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect the creditworthiness of the Company or the successor or combined entity;

  (2)
  a change in control of the Company; or

  (3)
  a highly leveraged transaction involving the Company whether or not involving a change in control.

        Accordingly, the Holders would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the Holders. The existing protective covenants applicable to the notes would continue to apply to the Company in the event of a leveraged buyout initiated or supported by the Company, the management of the Company, or an affiliate of the Company or its management, but may not prevent such a transaction from taking place.

Events of Default, Notice and Waiver

        The indenture provides that if an Event of Default shall have occurred and be continuing, then either the Trustee or the Holders of not less than 25% in outstanding Principal Amount of the notes within ten days after notice to the Company may declare to be due and payable immediately the Principal Amount of the notes, together with interest, if any, accrued thereon; provided, however, that if the Event of Default is any of certain events of bankruptcy, insolvency or reorganization, the notes, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the Trustee or any Holder.

        Under the indenture, Event of Default with respect to the notes is any one of the following:

  (1)
  default for 30 days in payment of any interest due with respect to any such note;

  (2)
  default in payment of principal of or premium, if any, on any such note;

  (3)
  default for 90 days after written notice to the Company by the Trustee or by Holders of not less than 25% in Principal Amount of the notes then outstanding in the performance of any covenant or other agreement in the indenture or the notes for the benefit of the notes;

  (4)
  indebtedness for borrowed money of the Company or any Subsidiary is accelerated because of a default and the total amount of such indebtedness accelerated exceeds $100,000,000, and such indebtedness is not discharged or such acceleration is not cured, waived, annulled or rescinded within ten days after notice to the Company by the Trustee or by Holders of not less than 25% in Principal Amount of the notes then outstanding; and

  (5)
  certain events of bankruptcy, insolvency and reorganization.

        The indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the notes, give to the Holders notice of such default known to it, unless cured or waived; provided that, except in the case of default in the payment of principal, premium, if any, or interest, if any, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

        The indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, to be indemnified by the Holders before proceeding to exercise any right or power under the indenture at the request of such Holders. The indenture provides that the Holders of a majority in outstanding Principal Amount of the notes may, subject to certain exceptions, on behalf of the Holders direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee.

        The indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default, or specifying any default that exists.

        In certain cases, the Holders of a majority in outstanding Principal Amount of the notes may on behalf of such Holders rescind a declaration of acceleration or waive any past default or Event of Default, except a default not theretofore cured in payment of the principal, premium, if any, of or interest, if any, on the notes or in respect of a provision which under the indenture cannot be modified or amended without the consent of the Holder of each such note.

        No Holder of a note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:

  (1)
  such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

  (2)
  the Holders of at least 25% in aggregate Principal Amount of the outstanding notes have also made such a written request;

  (3)
  such Holder or Holders have offered indemnity satisfactory to the Trustee to institute such proceeding as trustee;

  (4)
  the Trustee has not received from the Holders of a majority in outstanding Principal Amount of the notes a direction inconsistent with such request; and

  (5)
  the Trustee has failed to institute such proceeding within 90 calendar days of such notice.

        However, such limitations do not apply to a suit instituted by a Holder of notes for enforcement of payment of the principal of and interest on such notes on or after the respective due dates expressed in such notes.

Modification and Waiver

        The Company and the Trustee may amend or supplement the indenture without the consent of any Holder, in order to:

  •
  cure any ambiguity, defect or inconsistency;

  •
  provide for uncertificated notes in addition to or in place of certificated notes;

  •
  provide for the assumption of the Company's obligations to the Holders in the case of a merger or consolidation of the Company as permitted by the indenture;

  •
  evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  make any change that would provide any additional rights or benefits to the Holders and that does not adversely affect any such Holder; or

  •
  comply with SEC requirements in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, which we refer to as the Trust Indenture Act.

        In addition, except as described below, modifications and amendments of the indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in outstanding Principal Amount of the notes. However, no such modification or amendment may, without the consent of the Holder of each such note:

  •
  change the stated maturity of, or time for payment of interest on, the notes;

  •
  reduce the Principal Amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, the notes;

  •
  change the place or currency of payment of principal of, or premium, if any, or interest on, the notes;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the notes on or after the stated maturity or prepayment date thereof; or

  •
  reduce the percentage in Principal Amount of the notes, the consent of the Holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

        The Holders of a majority in outstanding Principal Amount of the notes may on behalf of the holders of all notes waive compliance by Home Depot with certain covenants or conditions set forth in the indenture. The holders of not less than a majority in outstanding Principal Amount of the notes may on behalf of the holders of all notes waive any past default under the indenture, except a default in the payment of the principal of, or premium, if any, or interest on, the notes or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of the notes.

Defeasance

        We will be discharged from any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on such notes), upon the irrevocable deposit with the Trustee, in trust, of money and/or

Government Securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal, premium, if any, and interest, if any, in respect of the notes on the stated maturity date of such principal or installment of principal, premium, if any, or interest. Also, the establishment of such a trust will be conditioned on the delivery by the Company to the Trustee of an opinion of counsel (who may be counsel to the Company) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the Holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

        We may also omit to comply with the restrictive covenants described under "—Certain Covenants—Limitation on Liens" and "—Certain Covenants—Limitations on Sale and Lease-Back Transactions" above (together with certain other covenants set forth in the indenture) and any such omission shall not be an Event of Default with respect to the notes, upon the deposit with the Trustee, in trust, of money and/or Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal, premium, if any, and interest in respect of the notes on the stated maturity date of such principal or installment of principal, premium, if any, or interest. Our obligations under the indenture and the notes other than with respect to such covenants shall remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by the Company to the Trustee of an opinion of counsel (who may be counsel to the Company) to the effect that such a defeasance and discharge will not be deemed, or result in a taxable event with respect to the Holders.

        In the event we exercise our option to omit compliance with certain covenants as described in the preceding paragraph with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default, then the amount of money and Government Securities on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. We shall in any event remain liable for such payments as provided in the notes.

Satisfaction and Discharge

        At our option, we may satisfy and discharge the indenture (except for specified obligations of Home Depot and the Trustee, including, among others, the obligations to apply money held in trust) when:

  (1)
  either (a) all notes previously authenticated and delivered under the indenture have been delivered to the Trustee for cancellation or (b) all notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and Home Depot has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on the notes;

  (2)
  Home Depot has paid or caused to be paid all other sums payable under the indenture by Home Depot; and

  (3)
  Home Depot has delivered to the Trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.

Information

        Home Depot will file with the Trustee and the SEC and transmit to holders of the notes, such information, documents and other reports, and summaries thereof, as may be required by the Trust Indenture Act, at the time and in the manner provided by the Trust Indenture Act.

        In addition, Home Depot has agreed that, for so long as any notes remain outstanding, at any time that it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the Holders of such notes and to securities analysts and prospective purchasers of such notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Any such request should be directed to Home Depot at the address referred to above under "Where You Can Find More Information."

        Home Depot will be required to file with the Trustee annually, within four months of the end of each fiscal year of Home Depot, a certificate as to the compliance with all conditions and covenants of the indenture.

Governing Law

        The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Exchange Offer; Registration Rights

        In connection with the sale of the old notes by Home Depot to the initial purchases of the old notes, Home Depot and the initial purchasers entered into a registration rights agreement relating to the notes.

        Pursuant to the registration rights agreement, Home Depot agreed to file with the SEC a Registration Statement (the "Exchange Offer Registration Statement") on the appropriate form under the Securities Act with respect to a registered offer to exchange (the "Exchange Offer") the old notes for new notes of Home Depot issued under the indenture and identical in all material respects (excluding provisions relating to restrictions on transfer under the Securities Act and state securities laws and the payment of additional interest) to the notes. The registration statement of which this prospectus forms a part was prepared and filed to satisfy this obligation.

        Following the effectiveness of the Exchange Offer Registration Statement, Home Depot will be required, pursuant to the Exchange Offer, to offer to the Holders of the Transfer Restricted Notes (as defined below) who are able to make certain representations the opportunity to exchange their Transfer Restricted Notes for the new notes. If, upon consummation of the Exchange Offer, any initial purchaser holds notes acquired by it as part of its initial distribution, Home Depot, simultaneously with the delivery of the Exchange Notes pursuant to the Exchange Offer, will be required to issue and deliver to such initial purchaser, in exchange (the "Private Exchange") for the notes held by such initial purchaser, a like principal amount of debt securities of Home Depot issued under the indenture and identical in all material respects (including provisions relating to restrictions on transfer under the Securities Act and state securities laws) to the notes (the "Private Exchange Notes").

        Pursuant to the registration rights agreement, Home Depot agreed to file with the SEC the Shelf Registration Statement if:

  •
  Home Depot is not permitted to file the Exchange Offer Registration Statement or consummate the Exchange Offer because such Exchange Offer is not permitted by applicable law or SEC policy;

  •
  any initial purchaser so requests with respect to old notes not eligible to be exchanged for the new notes in the Exchange Offer (or Private Exchange Notes) and held by it following consummation of the Exchange Offer;

  •
  any Holder of Transfer Restricted Notes (other than a broker/dealer) is not eligible to participate in the Exchange Offer or, in the case of any Holder (other than a broker/dealer) that participates in the Exchange Offer, such Holder does not receive freely tradeable new notes; or

  •
  the Exchange Offer is not consummated on or before April 24, 2005.

        The Shelf Registration Statement will cover resales of Transfer Restricted Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Notes" means each note (or Private Exchange Note) until the earliest to occur of:

  •
  the date on which such note has been exchanged by a person other than a broker/dealer for a freely tradable new note in the Exchange Offer;

  •
  following the exchange by a broker/dealer in the Exchange Offer of an old note for a new note, the date on which such new note is sold to a purchaser who receives from such broker/dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

  •
  the date on which such note (or Private Exchange Note) has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; and

  •
  the date on which such note (or Private Exchange Note) is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

        In the registration rights agreement, Home Depot agreed to:

  •
  file the Exchange Offer Registration Statement with the SEC no later than December 15, 2004;

  •
  use its commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC no later than March 15, 2005.

        In addition:

  •
  unless the Exchange Offer would not be permitted by applicable law or SEC policy, Home Depot will commence the Exchange Offer and issue new notes in exchange for all old notes validly tendered in the Exchange Offer and not withdrawn; and

  •
  if obligated to file the Shelf Registration Statement, Home Depot will use its commercially reasonable efforts to file the Shelf Registration Statement with the SEC as promptly as practicable, and in any event within 90 days after such filing obligation arises, and to thereafter cause the Shelf Registration Statement to be declared effective by the SEC.

        Home Depot will be permitted to suspend the effectiveness of the Shelf Registration Statement or the use of the prospectus that is part of the Shelf Registration Statement during specified periods ("Suspension Periods") in certain circumstances, including circumstances relating to pending corporate developments.

        Additional interest (the "Additional Interest") with respect to the notes shall be assessed as follows if any of the following events occur (each such event being a "Registration Default"):

  •
  if, at the close of business on the December 15, 2004, the Exchange Offer Registration Statement has not been filed with the SEC or, if Home Depot becomes obligated to file the Shelf Registration Statement, at the close of business on the 90th day following the date on which such filing obligation arises, the Shelf Registration Statement has not been filed with the SEC;

  •
  if, at the close of business on March 15, 2005, the Exchange Offer Registration Statement has not been declared effective by the SEC or, if Home Depot becomes obligated to file the Shelf

    Registration Statement, at the close of business on the 180th day following the date on which such filing obligation arises, the Shelf Registration Statement has not been declared effective by the SEC;

  •
  if, at the close of business on April 24, 2005, the Exchange Offer has not been consummated; or

  •
  if, after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, (1) such Registration Statement ceases to be effective or (2) such Registration Statement or the related prospectus ceases to be usable (excluding any Suspension Periods) in connection with resales of Transfer Restricted Notes during the applicable periods specified in the registration rights agreement because either (a) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) it shall be necessary to amend such Registration Statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

        Additional Interest will accrue on the affected old notes over and above the interest set forth in the title of the old notes from and including the date on which any such Registration Default shall occur, but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum (regardless of the number of Registration Defaults).

        As described elsewhere in this prospectus, and as more fully described in the registration rights agreement holders of old notes are required to make certain representations to Home Depot in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth elsewhere in this prospectus and in the registration rights agreement in order to have their notes included in the Shelf Registration Statement. Any Holders (other than the initial purchasers) who are eligible to participate in the Exchange Offer but fail to, or elect not to, participate therein will continue to hold Transfer Restricted Notes and will have no further rights to exchange their Transfer Restricted Notes or have such securities registered under the registration rights agreement.

Regarding the Trustee

        The indenture contains certain limitations on the right of the Trustee, should it become a creditor of Home Depot within three months of, or subsequent to, a default by Home Depot to make payment in full of principal of or interest on any notes issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the Trustee's rights as a creditor of Home Depot will not be limited if the creditor relationship arises from, among other things:

  •
  the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the Trustee;

  •
  certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

  •
  disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

  •
  indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

  •
  the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

        The indenture does not prohibit the Trustee from serving as trustee under any other indenture to which Home Depot may be a party from time to time or from engaging in other transactions with Home Depot. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to either indenture are in default, it must eliminate such conflict or resign.

Certain Defined Terms

        Capitalized terms used but not defined in this prospectus have the meanings given to such terms in the indenture. In addition, for purposes of the indenture the following definitions apply:

        "Attributable Debt" in respect of any Sale and Lease-Back Transaction means, as of the time of determination, the lesser of (1) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to present value at the rate of interest implicit in such transaction compounded semiannually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other terms which do not constitute payments or property rights) during the remaining portion of the base term of the lease included in such transaction.

        "Consolidated Capitalization" means the total of all of the assets appearing on the most recent consolidated balance sheet of the Company and its Subsidiaries, less (1) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of determination, and (2) deferred income taxes.

        "Consolidated Net Tangible Assets" means the total of all of the assets appearing on the most recent consolidated balance sheet of the Company and its Subsidiaries (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles, or GAAP), after deducting therefrom (1) all current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of determination, and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles.

        "Funded Indebtedness" of a corporation means the principal of (1) indebtedness for money borrowed or evidenced by an instrument given in connection with an acquisition of any business, property or assets, including securities, which is not payable on demand and which matures, or which such corporation has the right to renew or extend to a date, more than one year after the date of determination, (2) any indebtedness of others of the kinds described in the preceding clause (1) for the payment of which such corporation is responsible or liable as a guarantor or otherwise, and (3) amendments, renewals and refundings of any such indebtedness; provided, however, "Funded Indebtedness" shall not include any obligations under leases or any guarantees of obligations of others under leases. For the purposes of the definition of "Funded Indebtedness," the term "principal" when used at any date with respect to any indebtedness means the amount of principal of such indebtedness that could be declared due and payable on that date pursuant to the terms of such indebtedness.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Holder" means the registered holder of any note.

        "Person" means any individual, partnership, corporation, joint stock company, business trust, trust, unincorporated association, joint venture or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Principal Amount" means, when used with respect to any note, the amount of principal thereof that could then be declared due and payable as a result of an Event of Default with respect to such note.

        "Principal Property" means all real property and tangible personal property owned by the Company or a Subsidiary constituting a part of any store, warehouse or distribution center located within the United States, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment; provided, however, that such term shall not include any such property constituting a part of any such store, warehouse or distribution center unless the net book value of all real property (including leasehold improvements) and tangible personal property constituting a part of such store, warehouse or distribution center exceeds 0.25% of Consolidated Capitalization.

        "Sale and Lease-Back Transaction" of the Company or any Subsidiary means any arrangement whereby:

  (1)
  property has been or is to be sold or transferred by the Company or any Subsidiary to any Person with the intention on the part of the Company or any Subsidiary of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property;

  (2)
  such property is in fact so leased by the Company or any Subsidiary; and

  (3)
  the commitment by or on behalf of the purchaser or transferee is obtained more than twelve months after the later of (a) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (b) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved.

        "Senior Funded Indebtedness" of the Company means any Funded Indebtedness of the Company unless in any instruments evidencing or securing such Funded Indebtedness it is provided that such Funded Indebtedness is subordinate in right of payment to the notes to the extent provided in the indenture. "Senior Funded Indebtedness" of a Subsidiary means any Funded Indebtedness of such Subsidiary and the aggregate preference on involuntary liquidation of any class of stock of such Subsidiary ranking, either as to payment of dividends or distribution of assets, prior to any other class of stock of such Subsidiary.

        "Subsidiary" means, as applied, with respect to any Person, any corporation, partnership or other legal entity of which, in the case of a corporation, more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion of the U.S. federal income tax consequences of the exchange as well as the ownership and disposition of the new notes is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, proposed Treasury regulations, judicial authority and administrative rulings and practice. We cannot assure you that the Internal Revenue Service will agree with these conclusions, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements set forth herein. Any changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. We recommend that each holder consult his, her or its own tax advisor as to the particular consequences of exchanging his, her or its old notes for new notes, including the applicability and effect of any state, local or foreign tax laws.

Tax Consequences of the Exchange

        The exchange of old notes for new notes in the exchange offer will not be treated as an "exchange" for U.S. federal income tax purposes because the new notes do not differ materially in kind or extent from the old notes. Accordingly:

  •
  holders will not recognize taxable gain or loss upon the receipt of new notes in exchange for old notes in the exchange offer;

  •
  the holding period for a new note received in the exchange offer will include the holding period of the old note surrendered in exchange therefor; and

  •
  the adjusted tax basis of a new note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered in exchange therefor.

Certain Tax Consequences Related to Owning and Disposing of the New Notes

  U.S. Holders

        If you are a "U.S. holder," as defined below, this section applies to you. You are a U.S. holder if you hold the new notes and you are:

  (1)
  a citizen or resident of the United States;

  (2)
  treated as a domestic corporation;

  (3)
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  (4)
  a trust (i) that is subject to the supervision of a court within the United States and with respect to which one or more United States persons have the authority to control all substantial decisions or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        If the new notes are held by a partnership, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

  Payment of Interest

        U.S. holders must generally include interest on a new note as ordinary income at the time the interest is received, if such holders use the cash method of accounting for U.S. federal income tax purposes, or when the interest is accrued, if such holders use the accrual method of accounting for U.S. federal income tax purposes.

  Market Discount

        A U.S. holder who purchases a note for an amount that is less than its stated principal amount will be treated as having purchased the note with "market discount" unless the discount is less than a specified de minimis amount. Under the market discount rules, a U.S. holder generally will be required to treat any gain realized on the sale, exchange, retirement or other disposition of a new note as ordinary income to the extent of any accrued market discount which has not previously been included in income. For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. holder's acquisition of the note to the maturity date of the note, unless the U.S. holder has made an election to accrue market discount on a constant yield basis. A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a new note with market discount until the maturity date of the note or certain earlier dispositions.

        A U.S. holder may elect to include market discount in income currently as it accrues (on either a ratable or a constant yield basis), in which case the rules described above regarding (1) the treatment as ordinary income of gain upon the disposition of the note and (2) the deferral of interest deductions will not apply. Generally, currently included market discount is treated as ordinary interest income for federal income tax purposes. An election to include market discount in income as it accrues will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

  Amortizable Bond Premium

        A U.S. holder who purchases a new note for an amount that is greater than the sum of all remaining payments on the note (other than stated interest) will be treated as having purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S. holder may elect to amortize this premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in income in respect of the note by the amortized amount of the premium for the taxable year. Under a special rule that applies solely for purposes of determining the amount of amortizable bond premium on a note, Home Depot will be deemed to exercise its optional redemption rights in a manner that maximizes the holder's yield. The application of this special rule generally will result in the deferral of a U.S. holder's deduction of some of the bond premium until later in the term of the note. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. holder on or after the first day of the taxable year to which the election applies, and may be revoked only with the consent of the IRS.

  Sale, Exchange, Redemption or Retirement of New Notes

        Upon the sale, exchange, redemption or retirement of a new note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (other than amounts representing accrued and unpaid interest which will be treated as such) and the U.S. holder's adjusted tax basis in the new note. A U.S. holder's adjusted tax basis in a new note generally will equal the U.S. holder's initial investment in the old note or new note, as the case may be, increased by any accrued market discount (if the U.S. holder has included such market discount in income), and decreased by any amortizable bond premium taken with respect to the note. Subject to the market discount rules discussed above, any gain or loss recognized generally will be capital gain or loss, provided the holder holds the note as a capital asset at the time of the disposition. The maximum long-term capital gain rate for non-corporate taxpayers was reduced to 15% through 2008 by the Jobs and Growth Tax Relief Reconciliation Act of 2003. The deductibility of capital losses is subject to certain limitations.

  Information Reporting and Backup Withholding

        Information returns may be filed with the IRS in connection with payments on the new notes and the proceeds from a sale, exchange or other disposition of the new notes. A backup withholding tax (currently at a rate of 28%) will apply to these amounts only if a U.S. holder, who is not otherwise exempt from backup withholding, fails to furnish its taxpayer identification number within a reasonable time after it is requested, furnishes an incorrect taxpayer identification number, fails to report properly interest or dividend income to the IRS, or fails under certain circumstances to provide a certification under penalties of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. holder of a new note will be allowed as a credit against the U.S. holder's federal income tax liability and may entitle the holder to a refund, provided that the required information is provided to the IRS in a timely manner.

  Non-U.S. Holders

        If you are a "Non-U.S. holder," as defined below, this section applies to you. A Non-U.S. holder means any beneficial owner of a new note that is not a U.S. holder. The rules governing the U.S. federal income and estate taxation of a Non-U.S. holder are complex, and no attempt will be made herein to provide more than a summary of those rules. This summary discusses only notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Non-U.S. holder in light of such holder's particular circumstances, such as persons engaged in a trade or business in the United States or persons who have ceased to be United States citizens or to be taxed as resident aliens. IF YOU ARE A NON-U.S. HOLDER, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE EFFECT ON YOU OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO AN INVESTMENT IN THE NEW NOTES, INCLUDING ANY REPORTING REQUIREMENTS.

  Payment of Interest

        Subject to the discussion below concerning backup withholding, payment of interest on the new notes by Home Depot or any paying agent to any Non-U.S. holder will qualify for the "portfolio interest" exemption and thus will not be subject to U.S. federal withholding tax, provided that:

  (1)
  the holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Home Depot entitled to vote, is not a "controlled foreign corporation" related, directly or indirectly, to Home Depot through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

  (2)
  the interest income on the note is not "effectively connected" with the conduct of a trade or business in the United States by the Non-U.S. holder; and

  (3)
  either (a) the Non-U.S. holder provides Home Depot or its agent with an IRS Form W-8BEN (or a suitable substitute form) signed under the penalties of perjury that includes its name and address and certifies as to its Non-U.S. status in compliance with applicable law and Treasury Regulations; (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the notes and provides a statement to Home Depot or its agent signed under penalties of perjury in which such organization, bank or financial institution certifies that such a Form W-8BEN (or a suitable substitute form) has been received by it from the Non-U.S. holder or from another financial institution acting on behalf of the Non-U.S. holder and furnishes Home Depot or its agent with a copy thereof; or (c) the Non-U.S. holder holds its notes through a "qualified intermediary" (as defined in the Treasury Regulations) and the qualified intermediary has sufficient information in its files indicating that such holder is a Non-U.S. holder.

        Special certification and other rules apply to certain Non-U.S. holders. Non-U.S. holders should consult their tax advisors concerning the certification requirements.

  Sale, Exchange or Disposition of the Notes

        Subject to the discussion below concerning backup withholding, a Non-U.S. holder of a new note will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of that note, unless:

  (1)
  the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

  (2)
  the gain is effectively connected with the conduct by the holder of a trade or business in the United States.

  Treatment of the Notes for U.S. Federal Estate Tax Purposes

        A new note beneficially owned by an individual who is not a citizen or resident of the United States at the time of death will not be included in the decedent's gross estate for U.S. federal estate tax purposes if interest income on the note would be eligible for the portfolio interest exemption described above if such interest were received by the decedent at the time of death.

  Backup Withholding and Information Reporting

        Under current U.S. federal income tax law, backup withholding at a rate of 28% will not apply to payments on a new note if the certification described in clause (3) under "Payment of Interest" is duly provided or the Non-U.S. holder otherwise establishes an exemption and the payor does not have actual knowledge that the payee is a U.S. person.

        Under current Treasury Regulations, payments on the sale, exchange or other disposition of a new note made to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business or a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a U.S. person. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person and that certain other conditions are met, or otherwise establishes an exemption. Non-U.S. holders of new notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available. Any amounts withheld from a payment to a Non-U.S. holder under the backup withholding rules will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the U.S. IRS.

PLAN OF DISTRIBUTION

        We are not using any underwriters for this exchange offer. We are bearing the expenses of the exchange.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 135 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of these old notes.

        We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices, or negotiated prices. Any resale of new notes may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of up to 135 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealer, against certain liabilities, including liabilities under the Securities Act.

        The new notes are new securities for which there currently is no market. We do not intend to apply for the notes to be listed on any securities exchange or arrange for the notes to be quoted on any quotation system. The initial purchasers have advised us that they intend to make a market in the new notes as permitted by applicable law. They are not obligated, however, to make a market in the notes and any market-making may be discontinued at any time at their sole discretion. In addition, any such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of any Shelf Registration Statement. Accordingly, no assurance can be given as to the development or liquidity of any market for the new notes.

        In the ordinary course of their respective businesses, the initial purchasers and certain of their respective affiliates have in the past and may in the future engage in investment banking or other transactions of a financial nature with us, including the provision of certain advisory services and the making of loans to us and our affiliates, for which they have received customary compensation.

LEGAL MATTERS

        The validity of the new notes will be passed upon for us by King & Spalding LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The consolidated financial statements of The Home Depot, Inc. and subsidiaries as of February 1, 2004 and February 2, 2003 and for each of the years in the three-year period ended February 1, 2004, incorporated by reference in this prospectus, have been audited by KPMG LLP, independent registered public accountants, to the extent and for the period indicated in their report thereon. Those financial statements have been incorporated in reliance upon the report of KPMG LLP, incorporated by reference herein. The audit report covering the February 1, 2004 financial statements contains an explanatory paragraph that refers to the Company's change in method of accounting for cash consideration received from a vendor to conform to Emerging Issues Task Force Issue No. 02-16 and adoption of the fair value method of recording stock-based compensation expense in accordance with Statement of Financial Accounting Standards No. 123.

        With respect to the unaudited interim financial information for the periods ended August 1, 2004 and August 3, 2003, and May 2, 2004 and May 4, 2003, incorporated by reference herein, the independent registered public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q for the quarters ended August 1, 2004 and May 2, 2004, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

THE HOME DEPOT, INC.

Offer to Exchange
$1,000,000,000
3.75% Senior Notes due September 15, 2009
which have been registered under
the Securities Act of 1933
for
$1,000,000,000 Outstanding Unregistered
3.75% Senior Notes due September 15, 2009

PROSPECTUS

                        , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers And Directors

        The following summary is qualified in its entirety by reference to the Registrant's Restated Certificate of Incorporation, the Registrant's Restated By-Laws and the section of the Delaware General Corporation Law referred to below.

        Article Ninth of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        Article V of the Registrant's Restated By-Laws provide that to the fullest extent permitted by Delaware law, each former, present or future director, officer, employee or agent of the Registrant, and each person who may serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Registrant in all events to the fullest extent and in the manner permitted by the laws of the State of Delaware then in effect.

        Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

        In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

Item 21. Exhibit and Financial Statement Schedules

        (a)   Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of September 16, 2004, between The Home Depot, Inc. and The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to the Registrant's Form 8-K filed with the Commission on September 17, 2004)
4.2	Registration Rights Agreement dated as of September 13, 2004 between The Home Depot, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Citigroup Global Markets, Inc. and Wachovia Capital Markets LLC (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on September 17, 2004)
4.3	Form of 3.75% Senior Note Due April 11, 2006 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on September 17, 2004)
5.1*	Opinion of King & Spalding LLP
12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges
15.1*	Letter Re: Unaudited Interim Financial Information
23.1*	Consent of King & Spalding LLP (included in Exhibit 5.1)
23.2*	Consent of KPMG LLP, independent registered public accountants
24.1*	Powers of Attorney (included in signature pages)
25.1*	Statement of Eligibility of Trustee on Form T-1
99.1*	Form of Letter of Transmittal for 3.75% Senior Notes Due September 15, 2009
99.2*	Form of Notice of Guaranteed Delivery for 3.75% Senior Notes Due September 15, 2009
99.3*	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9
99.4*	Form Instructions to Registered Holders and/or DTC Participant from Beneficial Owner
99.5*	Form of Letter to Registered Holders

*
Filed herewith

        (b)   Financial Statement Schedules

          None.

Item 22. Undertakings

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  To respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (6)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 19, 2004.

THE HOME DEPOT, INC.
By:	/s/ ROBERT L. NARDELLI Robert L. Nardelli Chairman, President and Chief Executive Officer

        We, the undersigned directors and officers of The Home Depot, Inc. whose signatures appear below, do hereby constitute and appoint Carol B. Tomé and Frank L. Fernandez, and each or either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on or behalf in our capacities as directors and officers and to execute any and all instruments necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the SEC, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below as of the 19th day of November, 2004.

Signatures	Title

/s/ ROBERT L. NARDELLI Robert L. Nardelli	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ CAROL B. TOMÉ Carol B. Tomé	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ GREGORY D. BRENNEMAN Gregory D. Brenneman	Director
/s/ RICHARD H. BROWN Richard H. Brown	Director

/s/ JOHN L. CLENDENIN John L. Clendenin	Director
/s/ BERRY R. COX Berry R. Cox	Director
/s/ CLAUDIO X. GONZÁLEZ Claudio X. González	Director
/s/ MILLEDGE A. HART, III Milledge A. Hart, III	Director
/s/ BONNIE G. HILL Bonnie G. Hill	Director
/s/ LABAN P. JACKSON Laban P. Jackson	Director
/s/ LAWRENCE R. JOHNSTON Lawrence R. Johnston	Director
/s/ KENNETH G. LANGONE Kenneth G. Langone	Director
/s/ ROGER S. PENSKE Roger S. Penske	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of September 16, 2004, between The Home Depot, Inc. and The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to the Registrant's Form 8-K filed with the Commission on September 17, 2004)
4.2	Registration Rights Agreement dated as of September 13, 2004 between The Home Depot, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Citigroup Global Markets, Inc. and Wachovia Capital Markets LLC (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on September 17, 2004)
4.3	Form of 3.75% Senior Note Due April 11, 2006 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on September 17, 2004)
5.1*	Opinion of King & Spalding LLP
12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges
15.1*	Letter Re: Unaudited Interim Financial Information
23.1*	Consent of King & Spalding LLP (included in Exhibit 5.1)
23.2*	Consent of KPMG LLP, independent registered public accountants
24.1*	Powers of Attorney (included in signature pages)
25.1*	Statement of Eligibility of Trustee on Form T-1
99.1*	Form of Letter of Transmittal for 3.75% Senior Notes Due September 15, 2009
99.2*	Form of Notice of Guaranteed Delivery for 3.75% Senior Notes Due September 15, 2009
99.3*	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9
99.4*	Form Instructions to Registered Holders and/or DTC Participant from Beneficial Owner
99.5*	Form of Letter to Registered Holders

*
Filed herewith

QuickLinks

TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
HOME DEPOT
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
THE EXCHANGE OFFER
DESCRIPTION OF THE NEW NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX